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                                                                     EXHIBIT 5.1

                  OPINION OF BLANK ROME COMISKY & MCCAULEY LLP

                           [ON BLANK ROME LETTERHEAD]


                                                               November 29, 2000


BERKSHIRE BANCORP INC.
160 Broadway
New York, New York 10038

           Re: Berkshire/GSB Merger
           Registration Statement on Form S-4

Gentlemen:


    We have acted as counsel to Berkshire Bancorp Inc. ('Berkshire') in connection with the Registration Statement on Form S-4 (the 'Registration Statement') (Registration No. 333-47890) filed by Berkshire under the Securities Act of 1933, as amended, relating to the issuance of up to 796,142 shares of common stock, par value of $.10 per share (the 'Shares') in connection with the proposed merger of GSB Financial Corporation, a Delaware corporation, with and into Berkshire. This opinion is furnished pursuant to the requirements of
Item 601(b)(5) of Regulation S-K.


    In rendering this opinion, we have examined only the documents listed on Exhibit 'A' attached hereto and such other documents as we deemed necessary to render this opinion. We have not performed any independent investigation other than the document examination described above. We have assumed and relied on the truth, completeness and authenticity of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Delaware.

    Based upon and subject to the foregoing, we are of the opinion that:


    (1) The Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.



    (2) The issuance of the Shares has been duly authorized by Berkshire's board of directors.


    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption 'Legal Matters' in the joint proxy statement/prospectus, which is part of the Registration Statement.

                                         Very truly yours,


                                         /s/ BLANK ROME COMISKY & MCCAULEY LLP





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                                                                     EXHIBIT 'A'

1. Berkshire's Amended and Restated Certificate of Incorporation and all amendments thereto.

2. Berkshire's Amended and Restated Bylaws and all amendments thereto.

3. Good Standing Certificate issued by the Secretary of the State of Delaware.

4. Resolutions adopted by the board of directors relating to transactions contemplated by the Registration Statement.

5. Berkshire's Registration Statement on Form S-4.